EXHIBIT:  99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
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Contact:         Kimberly A. DeBra                                                                           January 7, 2015
EVP/Corporate Communications
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

T. Joe Danelson Joins First Northern Bank as
Executive Vice President/Chief Credit Officer

Louise Walker, President & Chief Executive Officer of First Northern Bank, is pleased to announce that T. Joe Danelson has joined the senior management team as Executive Vice President/Chief Credit Officer. Joe is succeeding Patrick S. Day, who retired December 31, 2014.

Joe is an experienced senior credit and banking officer who has enjoyed working for both large and small banks. He has broad experience in commercial and retail bank management, sales management, operations, and credit risk management. He has also held a variety of increasingly responsible positions in the lending area, including the position of Chief Credit Officer and Chief Banking Officer.

Most recently, Joe served as the Chief Credit Officer for Coastal Community Bank in Everett, Washington.

In 2008, Joe was Chief Banking Officer for PremierWest Bank in Medford, Oregon. In 2012, while at PremierWest, he was asked to serve in the role of Chief Credit Officer for his credit expertise during a very challenging time; he served in this capacity until the Bank was acquired by American West Bank of Spokane. Joe also worked 21 years for US Bank, serving in the roles of Regional President-Oregon Valley Coast Region and Regional President-Southern Oregon/Northern California Region. He began his career in the Farm Credit System.

During his distinguished 32-year banking career, Joe has served on a number of boards, including Providence Hospital Foundation, the American Red Cross, and the Chamber of Commerce.

Joe received a B.S. in Agricultural Business from Montana State University and an MBA from Colorado State University. He is a graduate of Pacific Coast Banking School at the University of Washington, as well as the Western Agriculture Credit School at Washington State University. He is married, with two grown children and five grandchildren.
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About First Northern Bank

First Northern Bank, an independent community bank headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer and the west slope of El Dorado County. First Northern has nine branches located in Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Roseville, and Auburn. The Bank has a full-service Trust Department in Sacramento, and a commercial lending office in Walnut Creek. First Northern Bank also offers 24/7 real estate mortgage loans, SBA Loans (Preferred Lender), and non-FDIC insured Investment and Brokerage Services at each branch location. In addition, the Bank has a Real Estate Mortgage Loan office located in Davis, and real estate loan representatives are available to meet customers at any of the Bank’s branches by appointment. The Bank specializes in relationship banking and employs experts in the area of small business, commercial, agribusiness, and real estate lending, as well as wealth management, and is rated as a “Superior” 5-Star Bank by BauerFinancial Inc. (www.bauerfinancial.com). The Bank can be found on the Web at www.thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release may include certain "forward-looking statements" about First Northern Community Bancorp (the "Company"). These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company's reports filed with the SEC and available at www.sec.gov.

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